  Exhibit 10.1m
AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 is made by and between AMARILLO BIOSCIENCES, INC., a Texas corporation, inclusive of any Affiliates or subsidiaries (“ABI”) and BERNARD COHEN (“EMPLOYEE”) to that certain Employment Agreement between the parties made effective January 1, 2021 (“Agreement”).

1.
The term of the Agreement shall be extended to April 5, 2021.

2.
Employee may serve in any capacity as an officer of ABI as determined by ABI’s Board of Directors and Article III of ABI’s Bylaws.

3.
All other terms and conditions under the Agreement not expressly amended or modified by this amendment shall continue in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of March 31 2021:

Amarillo Biosciences, Inc.	EMPLOYEE:

By: /s/ John Junyong Lee	By: /s/ Bernard Cohen
John Junyong Lee. Secretary	Bernard Cohen